[BELDEN LOGO]                                          Belden Inc.
                                                       7701 Forsyth Boulevard
                                                       Suite 800
                                                       St. Louis, Missouri 63105
                                                       (314) 854-8000


linking people and technology
--------------------------------------------------------------------------------
N E W S  R E L E A S E
--------------------------------------------------------------------------------

FOR IMMEDIATE RELEASE



January 30, 2003



                 BELDEN INC. REPORTS FOURTH QUARTER 2002 RESULTS

Belden Inc. (NYSE:BWC), a leading manufacturer of wire and cable for the electronics and communications markets, today reported its fourth-quarter and year-end results for 2002. Revenue for the quarter ended December 31, 2002 was $199.1 million, which was 5.8 percent lower than the fourth quarter last year. For the year 2002, Belden's revenue was $813.3 million, down 16.0 percent compared with 2001 revenue of $968.4 million. The quarterly and annual declines reflect weaker market conditions, which were partially offset by the revenues contributed by the Kingston, Ontario, business acquired October 31, 2002.

Belden reported a net loss for the quarter of $24.5 million ($0.99 per diluted share). These results included expenses of $44.7 million before tax (or $1.32 per diluted share) related to previously announced charges for impairment and disposition of certain equipment and for reductions in employment and the realignment of capacity due to the Company's exit from some non-strategic products. The cash portion of the charge was $8.5 million. Additionally, results included pretax income of $11.1 million (or $0.30 per diluted share) related to a take-or-pay agreement. For comparison, Belden's net income in the year-ago quarter ended December 31, 2001, was $6.4 million, or $0.26 per diluted share, including pretax income from the take-or-pay agreement of $8.3 million, equating to $0.23 per share.

For the year 2002, Belden reported a net loss of $15.9 million ($0.64 per diluted share) which included the fourth-quarter items mentioned above. Net income in 2001 was $31.0 million ($1.25 per diluted share) including the income under the take-or-pay agreement and a one-time net gain of $1.2 million ($.02 per share) related to the sale of the Company's interest in a joint venture investment and the cumulative effect of adopting Financial Accounting Standards Board Statement No. 133, Accounting for Derivative Instruments and Hedging Activities.

A reconciliation of the quarter and year earnings per diluted share for the periods ended December 31, 2001 and 2002 follows:

Earnings Per Diluted Share

                                                   Quarter Ended                             Year Ended
                                      ------------------------------------     -----------------------------------
                                         12/31/2002           12/31/2001          12/31/2002         12/31/2001
                                      ----------------      --------------     ----------------   ----------------
Reported GAAP Net
  Income (loss)                             ($0.99)              $0.26              ($0.64)              $1.25
Exclude:
Gain on joint venture sale
  and FASB No. 133
  adoption effect                                                                                       ($0.02)

Take-or-pay income                          ($0.30)             ($0.23)             ($0.30)             ($0.23)
Charges for asset
  impairments and
  reductions in capacity
  and employment
                                             $1.32                                   $1.32
                                           --------             --------            --------            --------
Pro forma net income
                                             $0.03               $0.03               $0.38               $1.00
                                           ========             ========            ========            ========

C. Baker Cunningham, Chairman of the Board, President, and Chief Executive Officer said, "Our markets were increasingly challenging throughout 2002, with peak-to-trough declines more severe than we have experienced in 50 years. Our customers, especially in the telecommunication, technology and industrial sectors, have curtailed their capital spending all year.

"In response to our weak markets, we have taken a number of actions to improve our market focus and to streamline our capacity," continued Mr. Cunningham. "We strengthened our position in the telecommunication market by acquiring the Kingston communication cable business, which has a good market position and serves Bell Canada among others. By consolidating this operation with our larger plant we can achieve better plant utilization. We also reemphasized our focus on higher value-added segments of our markets by discontinuing certain products with limited profit potential and concurrently reducing our work force and our floor space. We believe these actions will enable us to improve our near-term results and enjoy superior leverage when demand recovers.

"Meanwhile we have introduced some interesting new products that capitalize on the unparalleled performance of our patented Bonded-Pairs technology. For the industrial and security market we have introduced Data-Tuff(R), which is designed to withstand the hazards of an industrial environment. And we have entered into an exclusive supply arrangement with Anixter International, one of our major distribution partners, to support their exciting new CCTP program (Closed Circuit over Twisted Pairs), which enables clients to install video surveillance that's integrated into their data network," he concluded.

During the quarter, the Company drew on its revolving credit agreement for an acquisition but repaid that borrowing out of the cash flow of the fourth quarter and accumulated nearly $10 million in additional cash. The company's net debt to total capital at year-end was 37.4 percent, compared to 42.2 percent a year earlier.

ELECTRONICS SEGMENT
In the fourth quarter of 2002, revenue of the Electronics Segment was $142.6 million, flat compared with the third quarter of 2002 and down 1.5 percent compared with revenue of $144.8 million in the fourth quarter of 2001.

The operating loss for the Electronics Segment for the fourth quarter of 2002 was $21.0 million, including pretax charges of $29.5 million comprising $17.5 million for asset impairment and $12.0 million in operating expense for reducing the non-U.S. workforce by approximately 225 people and exiting certain product lines, as announced on January 9, 2003. Among these products are special wires for deflection coils used in televisions and CRTs; electrical cords for consumer products; galvanized wire for electronics assemblies; and long-line, single-mode fiber-optic cable for the communications and CATV markets. The discontinued products had revenue of about $15 million in 2002. The Electronics Segment results for the quarter ended December 31, 2002 excluding these charges would have been operating income of $8.5 million or 6.0 percent of revenue compared with $10.7 million, or 7.4 percent of revenue for the same period last year.

Full-year revenue of the Electronics segment was $567.1 million, down 10.8 percent from segment revenue of $635.6 million in 2001. Segment operating profit for the year 2002, excluding the charge, was $40.8 million, or 7.2 percent of revenue, compared with $61.9 million, or 9.6 percent, for the year 2001.

COMMUNICATIONS SEGMENT
Fourth-quarter revenue of the Communications Segment was $56.5 million, which included revenue of approximately $5.7 million from the Kingston, Ontario, plant that was acquired on October 31, 2002. In the fourth quarter of 2001, revenue of the segment was $66.5 million.

 The operating loss of the Communications Segment was $6.1 million. This figure included $15.2 million of the fixed asset impairment charge and income of $11.1 million under the take-or-pay agreement. Without the charge and without the take-or-pay income, the Communications Segment would have had an operating loss of $2.0 million, or 3.6 percent of revenue.

The income under the take-or-pay contract was related to an agreement under which Belden manufactured cable products in a private-label arrangement for another company. Due to lower demand for its products, the customer discontinued purchases under the contract during the second quarter of 2001 and incurred charges under the agreement in both 2001 and 2002. The $11.1 million that Belden recognized under the contract in the fourth quarter of 2002 as Other Operating Income was net of the write-off of related inventory. The cash payment for the 2002 obligation was received from the customer in January 2003.

The take-or-pay agreement expired at the end of 2002, although a related Incentive Purchase agreement remains in effect through 2005. The customer is committed, under this remaining agreement, to purchase product annually with a gross margin contribution of $3 million or pay cash for any shortfall.

In the January 9, 2003, announcement, Belden said it plans to close the Kingston, Ontario, communications cable plant by September 2003 and transfer its production to other facilities, mainly the Communications plant in Phoenix, Arizona. As expected, the acquired operation had an operating loss of about $0.8 million or $.02 per share in the 2002 fourth quarter.

OUTLOOK
"As a consequence of our recent product decisions, we expect to achieve further cost reductions by consolidating our manufacturing into fewer facilities," said Mr. Cunningham. "The savings from such changes will be greater than simply reducing personnel costs, but like the personnel costs the benefits of reducing floor space will not be fully realized until the second half of the year.

"We have put together a conservative plan which will allow us to be profitable even if we see no improvement in demand in the next several quarters," Mr. Cunningham said. "We are basing our 2003 plan on sales only slightly better than 2002. We see the Electronics Segment revenue very modestly improving compared to 2002, led by encouraging signs in the data networking market. In the Communications Segment, we expect sales to be weaker than 2002 aside from the incremental sales from Kingston, because major customers are forecasting lower spending. We expect earnings in 2003 to improve over the pro-forma 38 cents per diluted share we earned in 2002, largely due to the cost savings we should realize later in 2003 from the actions we are taking now.

"In the first quarter of 2003, we expect revenues to continue at about the same level as the last couple of quarters," he continued. "Earnings will likely be about the same as the pro-forma fourth-quarter results, since few of the benefits from our actions will yet be realized and our communications business will remain seasonally weak due to the cold weather.

"We have made appropriate cuts to manage under current conditions, but thanks to our productivity improvements we have preserved sufficient capacity to capitalize on recovery in our markets when it occurs," concluded Mr. Cunningham.

Statements set forth under "Outlook" and any other statements in this release other than historical fact are forward-looking statements made in reliance on the Safe Harbor provision of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on management's current expectations, estimates, beliefs, and projections about the markets in which the company operates, the economy, and the Company's performance. These statements involve risk and uncertainty, and they are not guarantees of the Company's future performance. The Company's actual results may differ materially from what is expected or forecasted in such forward-looking statements. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, and disclaims any obligation to do so. Some of the factors that may cause actual results to differ from the Company's expectations include demand for the Company's products, actions of competitors, the Company's ability to reduce costs and expenses and successfully to integrate acquisitions, the outcome of labor negotiations, changes in the cost of raw materials, changes in foreign currency rates, reliance on large customers, war, terrorist attacks, and other factors noted in the Company's Form 10-K annual report for 2001 and other Securities and Exchange Commission filings.

Belden is LINKING PEOPLE AND TECHNOLOGY by designing, manufacturing, and marketing wire, cable, and fiber optic products for the electronic, electrical and communications markets worldwide. To obtain additional information visit Belden's website at www.belden.com or contact us at the phone number below.

CONTACT:        Dee Johnson, Director, Investor Relations
                (314) 854-8054

Following are: comparative consolidated income statements for the three-month and twelve-month periods ended December 31, 2002, and December 31, 2001, segment information for the same periods, and consolidated balance sheets as of December 31, 2002, and December 31, 2001. A reconciliation of pro forma results with actual results according to Generally Accepted Accounting Principles is provided for both the income statement and the segment results for the fourth quarter and the year.

BELDEN INC.

CONSOLIDATED INCOME STATEMENTS
(Unaudited)

=========================================================================================================================

                                                                     Three Months Ended             Twelve Months Ended
                                                                            December 31,                    December 31,
                                                                ---------------------------------------------------------
                                                                     2002           2001            2002            2001
-------------------------------------------------------------------------------------------------------------------------
(in thousands, except per share data)                                                (1)                             (1)
Revenues                                                        $ 199,070      $ 211,242       $ 813,348       $ 968,369
Cost of sales                                                     179,045        180,946         690,336         799,463
-------------------------------------------------------------------------------------------------------------------------
    Gross profit                                                   20,025         30,296         123,012         168,906
Selling, general and administrative expenses                       27,673         24,668         107,439         114,832
Amortization of goodwill                                               -             564              -            2,136
Other operating (earnings) / loss                                  21,621         (8,318)         21,621          (8,318)
-------------------------------------------------------------------------------------------------------------------------
     Operating earnings / (loss)                                  (29,269)        13,382          (6,048)         60,256
Nonoperating earnings                                                  -              -               -           (1,200)
Interest expense                                                    3,196          4,067          13,730          18,585
-------------------------------------------------------------------------------------------------------------------------
    Income / (loss) before taxes and cumulative effect of
        change in accounting principle                            (32,465)         9,315         (19,778)         42,871
Income tax (benefit) / expense                                     (7,945)         2,928          (3,885)         11,662
-------------------------------------------------------------------------------------------------------------------------
    Income / (loss) before cumulative effect of change in
        accounting principle                                      (24,520)         6,387         (15,893)         31,209
Cumulative effect of change in accounting principle                     -              -               -            (251)
-------------------------------------------------------------------------------------------------------------------------
     Net income / (loss)                                        $ (24,520)     $   6,387       $ (15,893)      $  30,958
-------------------------------------------------------------------------------------------------------------------------
Basic earnings / (loss) per share                               $    (.99)     $     .26       $    (.64)      $    1.26
-------------------------------------------------------------------------------------------------------------------------
Diluted earnings / (loss) per share                             $    (.99)     $     .26       $    (.64)      $    1.25
-------------------------------------------------------------------------------------------------------------------------
Weighted average number of common shares
    and equivalents:
    Basic                                                          24,827         24,554          24,763          24,499
    Diluted                                                        24,885         24,724          24,927          24,766
-------------------------------------------------------------------------------------------------------------------------

(1) Certain reclassifications have been made to prior year amounts to make them comparable to current year presentation.

BELDEN INC.
SEGMENT INFORMATION
(Unaudited)

(in thousands)


---------------------------------------------------------------------------------------------------------------------
THREE MONTHS ENDED DECEMBER 31, 2002
---------------------------------------------------------------------------------------------------------------------
                                            ELECTRONICS       COMMUNICATIONS               OTHER               TOTAL
---------------------------------------------------------------------------------------------------------------------

REVENUES TO THIRD PARTIES                     $ 142,617             $ 56,453            $      -            $199,070
INTERSEGMENT REVENUES                             2,089                  502              (2,591)                 -
---------------------------------------------------------------------------------------------------------------------
TOTAL REVENUES                                $ 144,706             $ 56,955            $ (2,591)           $199,070
---------------------------------------------------------------------------------------------------------------------

OPERATING EARNINGS/(LOSS)                     $ (20,970)            $ (6,149)           $ (2,150)           $(29,269)
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
Three Months Ended December 31, 2001 (1)
---------------------------------------------------------------------------------------------------------------------
                                            Electronics       Communications               Other               Total
---------------------------------------------------------------------------------------------------------------------
Revenues to third parties                      $144,792             $ 66,450            $      -            $211,242
Intersegment revenues                             2,095                  552              (2,647)                 -
---------------------------------------------------------------------------------------------------------------------
Total revenues                                 $146,887             $ 67,002            $ (2,647)           $211,242
---------------------------------------------------------------------------------------------------------------------

Operating earnings/(loss)                      $ 10,663             $  4,721            $ (2,002)           $ 13,382
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
TWELVE MONTHS ENDED DECEMBER 31, 2002
---------------------------------------------------------------------------------------------------------------------
                                            ELECTRONICS       COMMUNICATIONS               OTHER               TOTAL
---------------------------------------------------------------------------------------------------------------------
REVENUES TO THIRD PARTIES                      $567,126             $246,222           $       -          $ 813,348
INTERSEGMENT REVENUES                             9,937                1,849             (11,786)                 -
---------------------------------------------------------------------------------------------------------------------
TOTAL REVENUES                                 $577,063             $248,071           $ (11,786)         $ 813,348
---------------------------------------------------------------------------------------------------------------------

OPERATING EARNINGS/(LOSS)                      $ 11,315             $ (6,857)          $ (10,506)         $ (6,048)
---------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------
Twelve Months Ended December 31, 2001 (1)
---------------------------------------------------------------------------------------------------------------------
                                            Electronics       Communications               Other               Total
---------------------------------------------------------------------------------------------------------------------
Revenues to third parties                      $635,630             $332,739           $       -            $968,369
Intersegment revenues                             7,848               12,279             (20,127)                 -
---------------------------------------------------------------------------------------------------------------------
Total revenues                                 $643,478             $345,018           $ (20,127)           $968,369
---------------------------------------------------------------------------------------------------------------------

Operating earnings/(loss)                      $ 61,925             $  6,283           $  (7,952)           $ 60,256
---------------------------------------------------------------------------------------------------------------------

(1) Certain reclassifications have been made to prior year amounts to make them comparable to current year presentation.

BELDEN INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

---------------------------------------------------------------------------------------------------------------------------
                                                                                  DECEMBER 31,          December 31,
                                                                                         2002                  2001
---------------------------------------------------------------------------------------------------------------------------
(in thousands)                                                                    (UNAUDITED)
ASSETS
Current assets
    Cash and cash equivalents                                                         $ 19,409             $   2,799
    Receivables                                                                        110,329               105,865
    Inventories                                                                        159,817               150,791
    Income taxes receivable                                                              2,428                14,527
    Deferred income taxes                                                               15,097                 7,078
    Other current assets                                                                 7,818                 2,470
---------------------------------------------------------------------------------------------------------------------------
        Total current assets                                                           314,898               283,530
Property, plant and equipment, less
    accumulated depreciation                                                           340,121               355,852
Goodwill, less accumulated amortization                                                 76,663                74,016
Other long-lived assets                                                                 11,857                 9,292
---------------------------------------------------------------------------------------------------------------------------
                                                                                      $743,539             $ 722,690
===========================================================================================================================
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
    Accounts payable and accrued liabilities                                          $124,968             $  76,816
    Income taxes payable                                                                    -                     -
---------------------------------------------------------------------------------------------------------------------------
        Total current liabilities                                                      124,968                76,816
Long-term debt                                                                         203,242               234,703
Postretirement benefits other than pensions                                             10,732                11,580
Deferred income taxes                                                                   71,470                69,614
Other long-term liabilities                                                             25,932                15,732
Stockholders' equity
    Preferred stock                                                                         -                     -
    Common stock                                                                           262                   262
    Additional paid-in capital                                                          40,917                43,773
    Retained earnings                                                                  302,900               323,671
    Accumulated other comprehensive loss                                               (17,859)              (26,625)
    Unearned deferred compensation                                                      (2,014)               (1,233)
    Treasury stock                                                                     (17,011)              (25,603)
---------------------------------------------------------------------------------------------------------------------------
       Total stockholders' equity                                                      307,195               314,245
---------------------------------------------------------------------------------------------------------------------------
                                                                                      $743,539             $ 722,690
===========================================================================================================================

BELDEN INC.
SUPPLEMENT TO CONSOLIDATED INCOME STATEMENTS
(Unaudited)


                                                              Three Months Ended                  Twelve Months Ended
                                                               December 31, 2002                    December 31, 2002
                                             ------------------------------------------------------------------------------
                                               REPORTED  Adjustments    Pro forma    REPORTED  Adjustments   Pro forma
---------------------------------------------------------------------------------------------------------------------------
(in thousands, except per share data)
Revenues                                     $  199,070            -    $ 199,070   $ 813,348            -   $ 813,348
Cost of sales                                   179,045       (9,704)     169,341     690,336       (9,704)    680,632
---------------------------------------------------------------------------------------------------------------------------
    Gross profit                                 20,025        9,704       29,729     123,012        9,704     132,716
Selling, general and administrative
  expenses                                       27,673       (2,294)      25,379     107,439       (2,294)    105,145
Amortization of goodwill                              -                         -           -            -           -
Other operating (earnings) / loss                21,621      (21,621)           -      21,621      (21,621)          -
---------------------------------------------------------------------------------------------------------------------------
     Operating earnings / (loss)                (29,269)      33,619        4,350     (6,048)       33,613      27,571
Nonoperating earnings                                 -                         -           -            -           -
Interest expense                                  3,196            -        3,196      13,730            -      13,730
---------------------------------------------------------------------------------------------------------------------------
    Income / (loss) before taxes and
        cumulative effect of change in
        accounting principle                    (32,465)      33,619        1,154     (19,778)      33,619      13,841

Income tax (benefit) / expense                   (7,945)       8,314          369      (3,885)       8,314       4,429
---------------------------------------------------------------------------------------------------------------------------
    Income / (loss) before cumulative
        effect of change in accounting
        principle                               (24,520)      25,305          785    (15,893)       25,305       9,412
Cumulative effect of change in accounting
    principle                                         -            -            -           -                        -
---------------------------------------------------------------------------------------------------------------------------
     Net income / (loss)                     $  (24,520)    $ 25,305    $     785   $ (15,893)    $ 25,305   $   9,412
===========================================================================================================================
Basic earnings / (loss) per share            $     (.99)    $   1.02    $     .03   $    (.64)    $   1.02   $     .38
===========================================================================================================================
Diluted earnings / (loss) per share          $     (.99)    $   1.02    $     .03   $    (.64)    $   1.02   $     .38
===========================================================================================================================
Weighted average number of common shares
    and equivalents:
    Basic                                        24,827       24,827       24,827      24,763       24,763      24,763
    Diluted                                      24,885       24,885       24,885      24,927       24,927      24,927
===========================================================================================================================

BELDEN INC.
SUPPLEMENT TO SEGMENT INFORMATION
(Unaudited)


(in thousands)


---------------------------------------------------------------------------------------------------------------------------
THREE MONTHS ENDED DECEMBER 31, 2002
---------------------------------------------------------------------------------------------------------------------------
                                                 ELECTRONICS        COMMUNICATIONS              OTHER          TOTAL
---------------------------------------------------------------------------------------------------------------------------
REPORTED OPERATING EARNINGS/(LOSS)                $ ( 20,970)            $  (6,149)          $  (2,150)     $ (29,269)

ASSET IMPAIRMENT CHARGES                              17,512                15,207                   -         32,719
OTHER CHARGES                                         11,998                     -                   -         11,998
TAKE-OR-PAY INCOME                                         -               (11,098)                  -        (11,098)
---------------------------------------------------------------------------------------------------------------------------
PRO FORMA OPERATING EARNINGS/(LOSS)               $    8,540             $  (2,040)          $  (2,150)     $  4,350
===========================================================================================================================
---------------------------------------------------------------------------------------------------------------------------
Three Months Ended December 31, 2001
---------------------------------------------------------------------------------------------------------------------------
                                                 Electronics        Communications              Other          Total
---------------------------------------------------------------------------------------------------------------------------
Reported operating earnings/(loss)                $   10,663             $   4,721           $  (2,002)     $  13,382

Asset impairment charges                                   -                     -                   -              -
Other charges                                              -                     -                   -              -
Take-or-pay income                                         -                (8,318)                  -         (8,318)
---------------------------------------------------------------------------------------------------------------------------
Pro forma operating earnings/(loss)               $   10,663             $  (3,597)          $  (2,002)     $   5,064
===========================================================================================================================
---------------------------------------------------------------------------------------------------------------------------
TWELVE MONTHS ENDED DECEMBER 31, 2002
---------------------------------------------------------------------------------------------------------------------------
                                                 ELECTRONICS        COMMUNICATIONS              OTHER          TOTAL
---------------------------------------------------------------------------------------------------------------------------
REPORTED OPERATING EARNINGS/(LOSS)                $   11,315             $  (6,857)          $ (10,506)     $  (6,048)

ASSET IMPAIRMENT CHARGES                              17,512                15,207                   -         32,719
OTHER CHARGES                                         11,998                     -                   -         11,998
TAKE-OR-PAY INCOME                                         -               (11,098)                  -        (11,098)
---------------------------------------------------------------------------------------------------------------------------
PRO FORMA OPERATING EARNINGS/(LOSS)               $   40,825             $  (2,748)          $ (10,506)     $  27,571
===========================================================================================================================
---------------------------------------------------------------------------------------------------------------------------
Twelve Months Ended December 31, 2001
---------------------------------------------------------------------------------------------------------------------------
                                                 Electronics        Communications              Other          Total
---------------------------------------------------------------------------------------------------------------------------
Reported operating earnings/(loss)                $   61,925             $   6,283           $  (7,952)     $  60,256

Asset impairment charges                                   -                     -                   -              -
Other charges                                              -                     -                   -              -
Take-or-pay income                                         -                (8,318)                  -         (8,318)
---------------------------------------------------------------------------------------------------------------------------
Pro forma operating earnings/(loss)               $   61,925             $  (2,035)          $  (7,952)     $  51,938
===========================================================================================================================